EXHIBIT 16

Malone & Bailey, PC
2925 Briarpark Dr., Suite 930
Houston, Texas 77042

January 24, 2007

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re: The Blackhawk Fund
SEC File No. 000-49672

Dear Sir or Madam:

We have read the disclosures contained in Item 4.01(a)(i) of the Form 8-K of The Blackhawk Fund (“Blackhawk”), dated January 22, 2007, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of Blackhawk contained in the Form 8-K.

Very truly yours,

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas